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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT



Parent
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Community National Corporation

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
                                                                Percentage           State of
Subsidiaries (1)                                                   Owned           Incorporation
----------------                                                 ----------        -------------

Community National Bank of Tennessee                                100%           United States


Subsidiaries of Community National Bank of Tennessee
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Lexington First Federal Service Corporation                         100%           Tennessee

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